Exhibit 15.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-162998) of Hydrogenics Corporation of our report dated March 25, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting, and our comments by independent auditors on Canada-US reporting difference dated March 25, 2010, which appear in this Form 20-F.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants, Licensed Public Accountants

Toronto, Ontario

March 26, 2010